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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)     April 25, 1996
                                                            --------------


                              VERNITRON CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-16182            11-1962029
          --------                    -------            ----------
(State or other jurisdiction)      (Commission)          (IRS Employer
                                                         Identification Number)

                  645 MADISON AVENUE, NEW YORK, NEW YORK  10022
                  ---------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (212) 593-7900
                                 --------------
               Registrant's telephone number, including area code


ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     On April 25, 1996, Vernitron Corporation, a Delaware Corporation ("Vernitron" or the "Company"), completed the previously announced acquisition of Precision Aerotech, Inc., a Delaware corporation ("PAI"). The acquisition was accomplished by means of the merger (the "Merger") of PA Acquisition Corporation, a wholly-owned subsidiary of Vernitron ("Merger Sub"), with and into PAI, pursuant to the Agreement and Plan of Merger, dated February 16, 1996 ("the "Merger Agreement"), between Vernitron, Merger Sub and PAI immediately following the purchase by Merger Sub of 95% of the outstanding shares of Common Stock of PAI ("PAI Common Stock") from Foothill Capital Corporation and Teachers Insurance and Annuity Association of America pursuant to a Shareholders Agreement, dated February 16, 1996, between PAI, Vernitron and Merger Sub, as contemplated by the Merger Agreement. As a result of the Merger, PAI became a wholly-owned subsidiary of Vernitron. Pursuant to the Merger Agreement, at the effective time of the Merger on April 25, 1996, each outstanding share of common stock of PAI (other than shares held by Vernitron, Merger Sub, PAI or any of their subsidiaries) was cancelled and converted into the right to receive $5.00 per share in cash, without interest (the "Merger Consideration"). Based on 789,208 shares of PAI Common Stock outstanding immediately prior to the purchase by Merger Sub of PAI Common Stock from Foothill and TIAA and the consummation of the Merger, the aggregate consideration paid therefor was $3,950,000.

     PAI designs, manufactures and markets laser scanners, precision metal optics, high performance air bearings and precision machined parts sold predominantly in commercial markets. The acquisition by the Company of shares of PAI Common Stock pursuant to the Merger is deemed to be the indirect acquisition of the assets of PAI and its subsidiaries, including the plant equipment and other physical property of PAI and its subsidiaries. It is expected that, initially following the Merger, the business and operations of PAI and its subsidiaries will be continued substantially as they are currently being conducted.

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     In order to obtain the funds necessary to finance the Merger, to refinance
PAI's and the Company's existing debt and pay the related fees and expenses of the transaction, Vernitron entered into a Credit Agreement, dated April 25, 1996, between the Company, the various banks named therein and Banque Paribas, as agent (the "Credit Agreement"), providing for borrowings under a $36,000,000 senior secured credit facility. Under the Credit Agreement, at the effective time of the Merger, the Banks (i) made a term loan in the principal amount of $14,000,000 maturing in four years (the "A Term Loans"), (ii) made a term loan in the principal amount of $12,000,000 maturing in six years (the "B Term Loans") and (iii) made available revolving credit loans in an aggregate principal amount of up to the lesser of $10,000,000 or the borrowing base then in effect, maturing in four years (the "Revolving Credit Loan Facility"), of which $5,300,000 was borrowed at the closing. The borrowing base is an amount equal to (i) 85% of the Company's eligible accounts receivable, plus (ii) 50% of the Company's eligible inventory.

     Vernitron will be required to make scheduled amortization payments in connection with the Term Loans as follows: (i) with respect to A Term Loans, $1,500,000 during the balance of 1996, $3,500,000 during 1997 and $4,000,000 during each of 1998 and 1999 and $1,000,000 at maturity on April 25, 2000, and
(ii) with respect to B Term Loans, $150,000 during the balance of 1996, $300,000 in each of 1997 and 1998, $500,000 in 1999, $3,875,000 in 2000, $5,450,000 in
2001 and $1,425,000 at maturity on April 25, 2002.

     All amounts outstanding under the Credit Agreement will bear interest at
(i) the Base Rate or Quoted Rate for Eurodollar loans (as defined in the Credit Agreement), plus an applicable margin based upon the type of loan. With respect to A Term Loans and loans under the Revolving Credit Loan Facility which are maintained as Base Rate Loans, the applicable margin is 1.75%. For B Term Loans which are maintained as Base Rate loans, the applicable margin is 2.25%. In the case of A Term Loans and loans under the Revolving Credit Loan Facility which are maintained as Eurodollar loans, the applicable margin is 3.25% and in the case of B Term Loans which are maintained as Eurodollar loans, the applicable margin is 3.75%.

     The Credit Agreement provides for certain customary affirmative and negative covenants and events of default, including, but not limited to, covenants regarding Vernitron's capital expenditures, debt, net worth, leverage, working capital, interest coverage and fixed charge coverage, as well as limitations on mergers, acquisitions, sales, other liens and investments. The Credit Agreement prohibits the payment of dividends and redemptions of capital stock. As security for the obligations of Vernitron under the Credit Agreement, the banks have been granted a security interest in substantially all the assets owned or hereafter acquired by the Company, PAI and each of its subsidiaries, and PAI and each of its subsidiaries have guaranteed the obligations of the Company under the Credit Agreement.

     Under the Credit Agreement, the loans are subject to certain mandatory prepayments from, among other things, excess cash flow (as defined) and the proceeds of sales of assets. In addition, voluntary prepayments are permitted in whole or in part, with prior notice but without premium or penalty for base rate loans or upon the expiration date of each Eurodollar loan.

     In connection with the Merger and financing, the Company granted to Banque Paribas a warrant to acquire up to 666,312 shares of common stock, $.01 par value per share ("Common Stock"), of the Company, at an exercise price of $.01 per share, and a warrant to an affiliate of Banque Paribas, Paribas Principal, Inc., to acquire up to 776,388 shares of Common Stock, at an exercise price of $1.25 per share (the "Warrants"). In connection therewith, the parties entered into a Warrant Purchase Agreement containing customary terms and conditions. The Company also authorized the granting to an affiliate of Donaldson Lufkin & Jenrette Securities Corporation of a warrant to acquire up to 100,000 shares of Common Stock at an exercise price of $1.25 per share.

     The foregoing description of the Credit Agreement and related agreements, and the Warrants and Warrant Purchase Agreement, is only a summary of the principal terms thereof and is qualified in its entirety by the text of such documents which are attached as exhibits to this Current Report.

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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements

          The financial statements of PAI and its subsidiaries required to be filed were previously reported in PAI's Annual Report on Form 10-K for the fiscal year ended April 30, 1995 and Quarterly Report on Form 10-Q for the quarter and nine-month period ended January 30, 1996 and are incorporated herein by reference.

     (b)  Pro Forma Financial Information

          As of the time of filing this Current Report, it is impracticable to provide the pro forma financial information required by this Item 7(b). The registrant intends to file the required pro forma financial information as soon as practicable and in any event not later than 60 days after the date of this Current Report.

     (c)  Exhibits

     4.1  Warrant, dated April 25, 1996, issued to Banque Paribas by the Company

     4.2 Warrant, dated April 25, 1996, issued to Paribas Principal, Inc. by the Company

     4.3 Warrant Purchase Agreement, dated April 25, 1996, between the Company, Paribas Principal Inc. and Banque Paribas

    10.1 Credit Agreement, dated April 25, 1996, between the Company, various banks named therein and Banque Paribas, as Agent

    10.2 Security Agreement, dated April 25, 1996, between the Company, various subsidiaries of the Company and Banque Paribas, as Collateral Agent

    10.3 Pledge Agreement, dated April 25, 1996, between the Company, various subsidiaries of the Company and Banque Paribas, as Collateral Agent

    10.4 Subsidiaries Guaranty, dated April 25, 1996, by various subsidiaries of the Company

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized




                                             Vernitron Corporation
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                                             Registrant



Date:        May 7, 1996                by:  /s/Elliot N. Konopko
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                                             Elliot N. Konopko
                                             Vice President

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